UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2013

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2013, Keating Capital, Inc. (the “Company”) announced the completion of its rights offering, which expired on December 16, 2013, at 5:00 p.m. New York City time.  Under the rights offering, the Company issued to its stockholders of record as of November 20, 2013 (the “Record Date”), non-transferable rights to subscribe for up to 2,945,113 shares of the Company's common stock.  Record Date stockholders received one right for every three shares of common stock owned on the Record Date.  The rights, which entitled holders to purchase one new share of common stock for every one right held, were not listed for trading on Nasdaq or any other stock exchange.

The final subscription price per share in the rights offering was $6.00.  The rights offering is expected to result in the issuance of 713,562 additional shares of the Company's common stock.  Accordingly, the net proceeds after payment of dealer-manager fees, but before other offering expenses, are expected to be approximately $4,110,000.  However, these results are based upon the subscriptions for shares received, and remain subject to receipt of final payment for such shares in accordance with the terms and conditions of the rights offering.

The net proceeds will be used by the Company to make new portfolio company investments in accordance with its investment objective and for general working capital purposes.

As of September 30, 2013, the Company’s total net assets were $70.0 million, or $7.93 per share, based on outstanding shares of 8,835,340.  Based on the results of the offering as described above, the Company’s pro forma net asset value as of September 30, 2013 would be $74.1 million, or $7.76 per share, based on 9,548,902 shares outstanding after the rights offering.  This represents dilution to existing stockholders of $0.17 per share, or 2.1%.  This pro forma net asset value calculation only reflects the increase in cash and shares outstanding as a result of the rights offering, and it does not reflect any changes in fair value of the Company’s portfolio companies since September 30, 2013, nor does it take into account any of the Company’s operating expenses since September 30, 2013.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:  LTS), acted as the dealer-manager for the rights offering.

A copy of the Company’s press release dated December 17, 2013 is attached as Exhibit 99.1 and is incorporated herein by this reference.

The information in Item 8.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K (including the Exhibits attached hereto) may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this Current Report on Form 8-K and the radio spot script attached hereto, including the factors set forth in “Risk Factors” set forth in the Company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC.  Please refer to the Company’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies.  Except as required by the federal securities laws, the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release dated December 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2013	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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